Exhibit 99.1

September 10, 2018

SG Blocks Partners with Senior Financial Services and Housing Market Executives to Form SG Residential

New Subsidiary Will Focus on Creating Affordable Single-Family Container-Based Modular

Home Solutions

BROOKLYN, N.Y.--(BUSINESS WIRE)-- SG Blocks, Inc. (NASDAQ: SGBX), a leading designer, fabricator and innovator of container-based structures, has entered into a strategic partnership with senior financial services and housing market executives David Villarreal and Lee Shaw to form SG Residential, which will focus on the sales and financing of single-family container-based modular homes.

SG Blocks will be the exclusive supplier of modular homes and have a controlling interest in SG Residential. Its platform will allow new homebuyers and home builders to purchase container-based modular homes and connect them to a network of funding sources and down payment assistance programs. The newly-established company is already working with several developers on a pipeline of over 500 homes in targeted markets across the country.

David Villarreal will be the President and CEO of SG Residential and is a former deputy mayor in Los Angeles with more than 30 years as an executive in the mortgage banking industry. Villarreal has developed, managed and directed multiple national privately and publicly held residential lending platforms and has served in an advisory capacity to various municipal, state and federal agencies on residential housing finance and community development project areas.

Mortgage industry executive Lee Shaw will join the advisory board of SG Residential. Previously, he chaired the U.S. Department of Housing and Urban Development committee on discriminatory lending practices and served on a Fannie Mae Foundation committee to create a certified educational program for loan officers, among other career accomplishments. Paul Galvin, Chairman and CEO of SG Blocks, will serve as SG Residential’s Chairman of the Board, and Mahesh Shetty, President of SG Blocks, will serve as Chief Financial Officer.

Villarreal commented, “The housing market in the U.S. is in crisis, with the lack of affordable and safe homes available for millions across the country. SG Residential will aim to offer the safest, greenest and most cost-effective solution available and I am thrilled to lead that charge for SG Blocks. With my experience in government as well as the mortgage sector, I understand the importance of addressing a dire need in our communities. We anticipate SG Residential will truly transform the industry by not only offering its container-based modular solution but also working with developers and homebuyers to reduce the financial barriers to entry-level homes.”

“SG Blocks is invested in disrupting the construction and housing industries and meeting the demand for affordable housing,” stated Galvin. “Our product is targeted to giving families a safe haven that is stronger, longer lasting and more affordable than the alternatives in the market today.”

SG Blocks utilizes code-engineered cargo shipping containers to construct and provide safe, durable and environmentally-friendly structures. Its product exceeds many standard building code requirements, and supports developers, architects, builders and owners in achieving a more efficient, green method of construction. SG Blocks was one of the first container-based construction companies recognized by the International Code Council with an ESR that validates the product’s ability to meet and exceed all international building codes. Its founders built the first permitted modular container-based home in the U.S. in Charleston, South Carolina, in 2003. Clients have included Starbucks, Marriott, Taco Bell, Aman, Equinox and several branches of the U.S. military. SG Blocks also recently signed an exclusive design agreement with world-renowned architecture and design practice Grimshaw Architects.

About SG Blocks, Inc.

SG Blocks, Inc. is a premier innovator in advancing and promoting the use of code-engineered cargo shipping containers and purpose-built modules for safe and sustainable construction. The firm offers a product that exceeds many standard building code requirements, and also supports developers, architects, builders and owners in achieving greener construction, faster execution, and stronger buildings of higher value. Each project starts with GreenSteelTM, the structural core and shell of an SG Blocks building, and then customized to client specifications. For more information, visit www.sgblocks.com.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While SG Blocks believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in SG Blocks' filings with the Securities and Exchange Commission. Thus, actual results could be materially different. SG Blocks expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

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Kati Bergou

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MZ North America

Chris Tyson

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